Exhibit 99.1

NEWS RELEASE
Contact: Martina Bar Kochva	48 South Service Road Melville, NY 11747 (631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS SECOND QUARTER RESULTS

Melville, New York, Wednesday, October 7, 2015…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $37,947,000 for the 2016 fiscal year’s second quarter ended August 30, 2015 compared to net sales of $42,349,000 for last fiscal year’s second quarter ended August 31, 2014 and net sales of $37,829,000 for the 2016 fiscal year’s first quarter ended May 31, 2015. Park’s net sales for the six months ended August 30, 2015 were $75,776,000 compared to net sales of $91,166,000 for the six months ended August 31, 2014.

Park reported net earnings before special items of $4,639,000 for the current year’s second quarter compared to net earnings before special items of $5,015,000 for last year’s second quarter and net earnings before special items of $4,867,000 for the current year’s first quarter. In the current year’s second quarter, the Company recorded pre-tax restructuring charges of $91,000 related to the closure in fiscal year 2013 of the Company’s Nelco Technology (Zhuhai FTZ) Ltd. facility located in the Free Trade Zone in Zhuhai, China and the closure in fiscal year 2009 of its New England Laminates Co., Inc. facility located in Newburgh, New York. In last year’s second quarter, the Company recorded pre-tax restructuring charges of $83,000 in connection with the aforementioned facility closures. In the current year’s first quarter, the Company recorded pre-tax restructuring charges of $124,000 in connection with the aforementioned facility closures. Accordingly, net earnings for the current year’s second quarter were $4,569,000 compared to $4,955,000 for last year’s second quarter and $4,777,000 for the current year’s first quarter.

For the six-month period ended August 30, 2015, Park reported net earnings before special items of $9,506,000 compared to net earnings before special items of $13,594,000 for last fiscal year’s first six-month period. The current year’s six-month period included pre-tax restructuring charges of $215,000 related to the facility closures mentioned above. Last year’s six-month period included pre-tax restructuring charges of $350,000 related to the facility closures mentioned above. In addition, the Company recorded a pre-tax charge of $260,000 during last year’s six-month period for additional fees incurred in connection with the 2014 fiscal year-end audit. Accordingly, net earnings were $9,346,000 for the current year’s six-month period compared to net earnings of $13,171,000 for last year’s six-month period.

Park reported basic and diluted earnings per share before special items of $0.23 for the current year’s second quarter compared to basic and diluted earnings per share before special items of $0.24 for last year’s second quarter and basic and diluted earnings per share before special items of $0.24 for the current year’s first quarter. Basic and diluted earnings per share were $0.23 for the current year’s second quarter compared to basic and diluted earnings per share of $0.24 for last year’s second quarter and basic and diluted earnings per share of $0.23 for the current year’s first quarter.

Park reported basic and diluted earnings per share before special items of $0.47 for the current year’s first six months compared to basic and diluted earnings per share before special items of $0.65 for last year’s six-month period. Basic and diluted earnings per share were $0.46 for the current year’s first six months compared to basic and diluted earnings per share of $0.63 for last year’s six-month period.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada and (765) 507-2654 in other countries and the required passcode is 52966253.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Tuesday, October 13, 2015. The conference call replay can be accessed by dialing (855) 859-2056 in the United States and Canada and (404) 537-3406 in other countries and entering passcode 52966253 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as restructuring and audit fee charges. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure and high-end computing markets and advanced composite materials, parts and assemblies and low-volume tooling for the aerospace markets. Park’s core capabilities are in the areas of polymer chemistry formulation and coating technology. The Company’s manufacturing facilities are located in Singapore, France, Kansas, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			26 Weeks Ended

	8/30/15	8/31/14	5/31/15	8/30/15	8/31/14
Sales	$37,947	$42,349	$37,829	$75,776	$91,166

Net Earnings before Special Items[1]	$4,639	$5,015	$4,867	$9,506	$13,594
Special Items, net of Tax:
Restructuring Charges	(70)	(60)	(90)	(160)	(264)
Audit Fees	-	-	-	-	(159)
Net Earnings	$4,569	$4,955	$4,777	$9,346	$13,171

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.23	$0.24	$0.24	$0.47	$0.65
Special Items:
Restructuring Charges	-	-	(0.01)	(0.01)	(0.01)
Audit Fees	-	-	-	-	(0.01)
Basic Earnings (Loss) per Share	$0.23	$0.24	$0.23	$0.46	$0.63

Diluted Earnings before Special Items[1]	$0.23	$0.24	$0.24	$0.47	$0.65
Special Items:
Restructuring Charges	-	-	(0.01)	(0.01)	(0.01)
Audit Fees	-	-	-	-	(0.01)
Diluted Earnings (Loss) per Share	$0.23	$0.24	$0.23	$0.46	$0.63

Weighted Average Shares Outstanding:
Basic	20,337	20,925	20,546	20,442	20,902
Diluted	20,340	21,029	20,565	20,453	21,008

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	8/30/2015	3/1/2015
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$229,463	$272,133
Accounts Receivable, Net	21,921	21,431
Inventories	14,050	14,439
Prepaid Expenses and Other Current Assets	5,472	5,256
Total Current Assets	270,906	313,259

Fixed Assets, Net	23,030	26,537
Restricted Cash	25,000	-
Other Assets	11,210	10,886
Total Assets	$330,146	$350,682

Liabilities and Shareholders' Equity
Current Liabilities
Current Portion of Long-Term Debt	$12,500	$10,000
Accounts Payable	8,315	6,882
Accrued Liabilities	5,284	4,767
Income Taxes Payable	3,289	4,141
Current Deferred Income Taxes	65	3,934
Total Current Liabilities	29,453	29,724

Long-Term Debt	76,500	84,000
Deferred Income Taxes	47,164	54,155
Other Liabilities	1,204	1,204
Total Liabilities	154,321	169,083

Shareholders’ Equity	175,825	181,599

Total Liabilities and Shareholders' Equity	$330,146	$350,682

Additional information
Equity per Share	$8.60	$8.69
Total Cash, Restricted Cash and Marketable Securities	$254,463	$272,133

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			26 Weeks Ended

	August 30, 2015	August 31, 2014	May 31, 2015	August 30, 2015	August 31, 2014

Net Sales	$37,947	$42,349	$37,829	$75,776	$91,166

Cost of Sales	27,586	30,178	26,462	54,048	62,066

Gross Profit	10,361	12,171	11,367	21,728	29,100
% of net sales	27.3%	28.7%	30.0%	28.7%	31.9%

Selling, General & Administrative Expenses	5,009	6,252	5,801	10,810	12,848
% of net sales	13.2%	14.8%	15.3%	14.3%	14.1%

Restructuring Charge	91	83	124	215	350

Earnings from Operations	5,261	5,836	5,442	10,703	15,902

Interest:
Interest Income	317	226	265	582	373

Interest Expense	356	360	369	725	713

Net Interest Expense	(39)	(134)	(104)	(143)	(340)

Earnings before Income Taxes	5,222	5,702	5,338	10,560	15,562

Income Tax Provision	653	747	561	1,214	2,391

Net Earnings	$4,569	$4,955	$4,777	$9,346	$13,171

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended August 30, 2015			13 Weeks Ended August 31, 2014			13 Weeks Ended May 31, 2015
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Selling, General & Administrative Expenses	5,009	-	5,009	6,252	-	6,252	5,801	-	5,801
% of net sales	13.2%		13.2%	14.8%		14.8%	15.3%		15.3%

Restructuring Charge	91	(91)	-	83	(83)	-	124	(124)	-
% of net sales	0.2%		0.0%	0.2%		0.0%	0.3%		0.0%

Earnings from Operations	5,261	91	5,352	5,836	83	5,919	5,442	124	5,566
% of net sales	13.9%		14.1%	13.8%		14.0%	14.4%		14.7%

Earnings before Income Taxes	5,222	91	5,313	5,702	83	5,785	5,338	124	5,462
% of net sales	13.8%		14.0%	13.5%		13.7%	14.1%		14.4%

Income Tax Provision	653	21	674	747	23	770	561	34	595
Effective Tax Rate	12.5%		12.7%	13.1%		13.3%	10.5%		10.9%

Net Earnings	4,569	70	4,639	4,955	60	5,015	4,777	90	4,867
% of net sales	12.0%		12.2%	11.7%		11.8%	12.6%		12.9%

	26 Weeks Ended August 30, 2015			26 Weeks Ended August 31, 2014
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Selling, General & Administrative Expenses	10,810	-	10,810	12,848	(260)	12,588
%	14.3%		14.3%	14.1%		13.8%

Restructuring Charge	215	(215)	-	350	(350)	-
%	0.3%		0.0%	0.4%		0.0%

Earnings from Operations	10,703	215	10,918	15,902	610	16,512
%	14.1%		14.4%	17.4%		18.1%

Earnings before Income Taxes	10,560	215	10,775	15,562	610	16,172
%	13.9%		14.2%	17.1%		17.7%

Income Tax Provision	1,214	55	1,269	2,391	187	2,578
Effective Tax Rate	11.5%		11.8%	15.4%		15.9%

Net Earnings	9,346	160	9,506	13,171	423	13,594
%	12.3%		12.5%	14.4%		14.9%